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                                                                    EXHIBIT 4.10

     SUPPLEMENTAL INDENTURE, dated as of September 11, 1998, by and between MARINER HEALTH GROUP, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

  WHEREAS, the Company and Trustee have heretofore executed and delivered an Indenture, dated as of April 4, 1996 (the "Indenture"), providing for the issuance of $150,000,000 in aggregate principal amount of 9-1/2% Senior Subordinated Notes due 2006 (the "Securities") of the Company;

  WHEREAS, Section 901 of the Indenture provides that the Company and the Trustee may, without the consent of the Holders, the Guarantors (if any) or any other obligor upon the securities, when authorized by a resolution of its Board of Directors and when the interests of the Holders shall not be adversely affected, enter into a supplemental indenture, in form and substance satisfactory to the Trustee, for the purpose of amending the Indenture to supplement any provisions with respect to matters arising under the Indenture;

  WHEREAS, Section 1015 of the Indenture requires the Company, upon any Change of Control, to offer to purchase the Securities from any Holder for cash at the Change of Control Purchase Price and to purchase any Securities tendered according to the terms of such offer;

  WHEREAS, the Company wishes to amend Section 1015 of the Indenture to permit the Company, upon a Change of Control, to either (1) purchase tendered Securities for cash at the Change of Control Purchase Price or (2) cause a person or entity other than the Company to purchase such Securities for cash at the Change of Control Purchase Price at the option of the Company;

  WHEREAS, the Company and the Trustee have determined that the interests of the Holders will not be adversely affected by this Supplemental Indenture;

  WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture;

  WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation (as amended to this date) and by-laws (as amended to this date) of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and
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sufficiency of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Securities, the Company and the Trustee hereby agree as follows:

                                  ARTICLE I.

  Definitions.
  -----------

  Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

                                  ARTICLE II.

Section 1.  Amendment of Section 101 (Definitions).
            ---------------------------------------

  Section 101 of the Indenture is hereby amended by inserting the following new definitions in their appropriate alphabetical order:

          "`Alternate Transaction' shall have the meaning ascribed thereto in
            ---------------------
     Section 1015 of this Indenture."

          "`Company Transaction' shall have the meaning ascribed thereto in
            -------------------
     Section 1015 of this Indenture."

          "`Designated Purchaser' shall have the meaning ascribed thereto in
            --------------------
     Section 1015 of this Indenture."

Section 2.  Amendment of Section 1015 (Purchase of Securities Upon Change of
            ----------------------------------------------------------------
            Control).
            --------

  The provisions of Section 1015 of the Indenture are hereby amended by deleting the text of such Section 1015 in its entirety and inserting in lieu thereof the following:


          "Section 1015.  Purchase of Securities upon a Change of Control.
                          -----------------------------------------------

         (a) If a Change of Control shall occur at any time, then each Holder shall have the right to require that the Company either (1) purchase (the "Company Transaction") or (2) cause another person or entity designated by the Company (the "Designated Purchaser") to purchase (the "Alternate Transaction") such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below in this Section 1015 (the "Change of Control Offer") and in accordance with the other procedures set forth in Subsections (b), (c), (d) and (e) of this Section 1015.

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         (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice (a "Change of Control Purchase Notice") of such Change of Control to each Holder, by first-class mail, postage prepaid, at his address appearing in the Security Register, stating, among other things:


               (1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price;

               (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

               (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company and any Guarantor pursuant to Section 1018), (ii) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company ,which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Change of Control Offer;

               (4) that the Change of Control Offer is being made pursuant to this Section 1015 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

               (5) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

               (6) the Change of Control Purchase Price;

               (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

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               (8) that Securities must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

               (9) that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

               (10) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance;

               (11) that any Security not tendered will continue to accrue interest; and

               (12) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.



         (c) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be purchased by, (a) with respect to each Company Transaction, the Company and, (b) with respect to each Alternate Transaction, the Designated Purchaser, in each case, at the Change of Control Purchase Price, provided, however, that installments of interest whose Stated Maturity is on the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309; provided, further, that notwithstanding anything herein to the contrary, any Security which is purchased by a Designated Purchaser shall continue to bear interest at the rate born by the Security until paid in full in accordance with the terms herein. If any Security tendered for purchase in accordance with the provisions of this Section 1015 shall not be so paid or purchased upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written

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    instrument of transfer in form satisfactory to the Company and the Security
    Registrar or the Trustee, as the case may be, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

         (d) The Company shall (i) not later than the Change of Control Purchase Date, either (A) cause a Designated Purchaser to accept for purchase Securities or portions thereof tendered pursuant to the Change of Control Offer or (B) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent (or, in the case of an Alternate Transaction, cause the Designated Purchaser to deposit with the Trustee or with a Paying Agent) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Change of Control Purchase Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased (whether by the Company or a Designated Purchaser) as of the Change of Control Purchase Date, and (iii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by, (1) with respect to each Company Transaction, the Company and, (2) with respect to each Alternate Transaction, the Designated Purchaser. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to (x) such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered and (y) any Designated Purchaser a new Security equal in principal amount to the Securities purchased by such Designated Purchaser. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this
    Section 1015 the Company shall choose a Paying Agent which shall not be the Company. In the event that any Designated Purchaser fails to provide funds with respect to any Securities tendered hereunder, the Company shall remain liable with respect thereto for the payment of the Change of Control Purchase Price and the interest on such Securities until the Change of Control Purchase Price is paid to such Holder. Notwithstanding anything herein to the contrary, the Indebtedness evidenced by the Securities purchased by a Designated Purchaser shall not be deemed to have been accepted for payment by the Company, not be extinguished by virtue of such purchase and such Securities continue to bear interest at the rate borne by such Security.

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         (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

               (1) the name of the Holder:

               (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

               (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

               (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased; and

               (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

         (f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company, pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

         (g) The Company and the Designated Purchaser, if any, shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e- I under the Exchange Act and any other applicable securities laws or regulations in connection with a Change of Control Offer."

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                                  ARTICLE III

Section 1.  Continuing Effect of Indenture.
            ------------------------------

  Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Securities outstanding thereunder shall remain in full force and effect.

Section 2.  Construction of Supplemental Indenture.
            --------------------------------------

  This Supplemental Indenture is executed as, and shall constitute, an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.  Trust Indenture Act Controls.
            ----------------------------

  If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this Supplemental Indenture is executed, the provision required by said Act shall control.

Section 4.  Trustee Disclaimer.
            ------------------

  The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 5.  Counterparts.
            ------------

  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

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  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                             MARINER HEALTH GROUP, INC.


                                             By:  /s/ Boyd P. Gentry
                                                  -----------------------------

                                                  Name: Boyd P. Gentry
                                                        -----------------------
                                                  Title: Vice President and
                                                          Treasurer
                                                        -----------------------

                                             [SEAL]


                                             Attest:  /s/ Stefano M. Miele
                                                      -------------------------
                                                      Name: Stefano M. Miele
                                                           --------------------
                                                      Title: Vice President and
                                                              Associate General
                                                              Counsel
                                                           --------------------

                                             STATE STREET BANK AND TRUST
                                             COMPANY, as Trustee


                                             By:  /s/ M.L. Stores
                                                  -----------------------------

                                                  Name:  M.L. Stores
                                                        -----------------------
                                                  Title: Vice President
                                                        -----------------------
                                             [SEAL]

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